UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 9, 2017

ENCISION INC.
(Exact name of registrant as specified in its charter)
Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.07	Submission of Matters to a Vote of Security Holders.

Encision Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting") on August 9, 2017. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of 5 directors to serve until the 2018 annual meeting of stockholders; each until his successor has been elected and qualified

Nominee	Votes For	Withheld	Broker Non-Votes
Robert H. Fries	4,804,746	1,057,171	2,454,869
Vern D. Kornelsen	4,774,200	1,087,717	2,454,869
David W. Newton	4,957,889	904,028	2,454,869
Patrick W. Pace	5,164,701	697,216	2,454,869
Gregory J. Trudel	5,115,895	746,022	2,454,869

All five director nominees were duly elected.

Proposal 2 - Ratification of appointment of independent registered accounting firm – Eide BaillyLLP

Votes For	Votes Against	Abstain	Broker Non-Votes
8,185,233	0	131,553	0

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: August 11, 2017	/s/ Mala Ray
Mala Ray Controller Principal Accounting Officer